April 30, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Novavax, Inc.

File No. 000-26770

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Novavax, Inc. dated April 30, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP